SCHEDULE A

VALUED ADVISERS TRUST

PORTFOLIOS AND CLASSES THEREOF

As amended on July 10, 2024

PORTFOLIO/CLASSES

Summitry Equity Fund

LS Opportunity Fund

Foundry Partners Small Cap Value Fund

Sound Mind Investing Fund

SMI Dynamic Allocation Fund

BFS Equity Fund

Dana Large Cap Equity Fund

SMI Multi-Strategy Fund

Dana Epiphany Small Cap Equity Fund

Belmont Theta Income Fund

Dana Epiphany Equity Fund

Channing Intrinsic Value Small-Cap Fund

Kovitz Core Equity ETF

Regan Floating Rate MBS ETF

Slow Capital Growth Fund